Exhibit 24.1


                     Stratus Properties Inc.

                     Secretary's Certificate

     I, Douglas N. Currault II, Assistant Secretary of Stratus Properties Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation at a meeting held on February 10, 1993, and that such resolution has not been amended, modified or rescinded and is in full force and effect:

          RESOLVED, That any report, registration statement or other form filed on behalf of this corporation pursuant to the Securities Exchange Act of 1934, or any amendment to any such report, registration statement or other form, may be signed on behalf of any director or officer of this corporation pursuant to a power of attorney executed by such director or officer.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Corporation on this 20th day of March, 2002.





                  /s/ Douglas N. Currault II
                   --------------------------
                      Douglas N. Currault II
                       Assistant Secretary
Seal